EXHIBIT 3.8

CERTIFICATE OF DESIGNATIONS
OF
SERIES E JUNIOR PARTICIPATING PREFERRED STOCK, SERIES C
PREFERRED STOCK AND SERIES D PREFERRED STOCK OF
TERRESTAR CORPORATION

(PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW)

The undersigned does hereby certify that the following resolutions were duly adopted by the Board of Directors (the “Board of Directors”) of TerreStar Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), with the preferences and rights set forth therein relating to dividends, conversion, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and in accordance with Section 151 of the DGCL:

A.           SERIES E JUNIOR PARTICIPATING PREFERRED STOCK

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes the creation of 1,900,000 shares of Series E Junior Participating Preferred Stock of the Corporation, par value $0.01 and hereby fixes the designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation, as follows:

1.           Designation and Amount.  This series of  preferred stock of the Corporation (the “Preferred Stock”) shall be designated as “Series E Junior Participating Preferred Stock” (the “Junior Preferred Stock”) and the number of shares constituting such series shall be 1,900,000.   Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Junior Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Junior Preferred Stock.

2.           Dividends and Distributions.  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking senior to the Junior Preferred Stock, with respect to dividends, as and when dividends are declared or paid on the Common Stock of the Corporation (the “Common Stock”), the holders of Junior Preferred Stock shall be entitled to participate in such dividends ratably on a per share basis.

3.           Voting Rights.  Except as otherwise required under Delaware law, the holders of shares of Junior Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation; provided, however, that each holder of Junior Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting.

4.           Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Junior Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $.0001 per share, before any distribution shall be made or any assets distributed in respect of the Common Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event in the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

5.           Conversion; Restrictions.

(a)           Defined Terms.

For purposes of this Section 5:

(i)           “Beneficial Ownership” has the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(ii)          “Original Indenture” means that certain Indenture, dated February 14, 2007, by and among TerreStar Networks Inc., the guarantors party thereto and U.S. Bank National Association.

(iii)         “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(iv)        “Transfer” means any sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Junior Preferred Stock or Common Stock (following the exercise of any conversion right  in respect of the Junior Preferred Stock); in each case, whether voluntary or involuntary, or whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

(v)         “Transferee” means a person to whom a Transfer is made.

(b)           Optional Conversion Rights.  Subject to the restrictions set forth in Section 5(f), each share of Junior Preferred Stock may be converted, at any time and from time to time, into twenty-five (25) shares of Common Stock, subject to adjustment as set forth below.

(c)           Mechanics of Conversion. Each conversion of shares of Junior Preferred Stock into shares of Common Stock pursuant to this Section 5 shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the “Converting Shares”) at the principal office of the Corporation or the transfer agent of the Junior Preferred Stock (if any) at any time during normal business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, and the number of shares of Common Stock into which the Converting Shares are to be converted (the “Converted Shares”).  Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof.  If the issuance of any Converted Shares or the acquisition thereof by the holder of Converting Shares requires filing or registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will use its commercially reasonable efforts to cause such filing, registration or approval or to cooperate with such holder to satisfy such requirements, as the case may be.  Promptly after such filing, registration or approval and such surrender and the receipt of such by written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates, if any) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of the shares in accordance with this Section 5, such Converted Shares shall be deemed to be fully authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The issuance of certificates for shares of any class of Common Stock upon the conversion of Junior Preferred Stock as permitted by and pursuant to this Section 5 shall be made without charge to the holders for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. The Corporation shall not close its books against the transfer of shares of Junior Preferred Stock in any manner which would interfere with the timely conversion of any shares of Junior Preferred Stock. In the event of the conversion of less than all of the shares of Junior Preferred Stock evidenced by a single certificate, the Corporation shall execute and deliver to the holder thereof, without charge to such holder, a new certificate or new certificates evidencing the shares of Junior Preferred Stock not so converted.

(d)            Adjustment.  In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of shares of Common Stock into which the shares of Junior Preferred Stock are convertible shall be adjusted by multiplying the number of shares of Common Stock into which the Junior Preferred Stock would have been converted by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(e)            Reservation of Shares.  The Corporation shall at all times when the Junior Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Junior Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Junior Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(f)            Limitations on Conversion.  The original holder or Transferee of the shares of Junior Preferred Stock shall not have the right to convert such shares of Junior Preferred Stock into shares of Common Stock, if:

(i)            there are outstanding any shares of the Series A Cumulative Convertible Preferred Stock of the Corporation and such conversion would result in such original holder or Transferee thereof becoming the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Corporation; or

(ii)            there are outstanding any shares of the Series B Cumulative Convertible Preferred Stock of the Corporation and such conversion would result in such original holder or Transferee thereof becoming the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Corporation; or

(iii)           there are outstanding any notes issued pursuant to the Original Indenture and such conversion would result in such original holder or Transferee thereof becoming the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular holder or Transferee for purposes of this Section 1(f)(iii), such holder or Transferee will be deemed to have beneficial ownership of all securities that such holder or Transferee has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable, or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the voting corporate stock of the Corporation (which, at such time, is entitled to vote in the election of the Board of Directors) measured by voting power rather than number of shares.

Notwithstanding anything to the contrary contained herein, the Junior Preferred shall not be subject to any of the foregoing conversion restrictions during any Excepted Period. For purposes of this Section 5, an “Excepted Period” means a period commencing upon, and lasting until 60 days following, the occurrence or consummation (as applicable) of any “Change of Control” under the terms of  the Series A Cumulative Convertible Preferred Stock of the Corporation, the Series B Cumulative Convertible Preferred Stock of the Corporation or the Original Indenture. Within five (5) days following the commencement of any Excepted Period, the Corporation shall provide written notice thereof to any holder of shares of Junior Preferred Stock that are then outstanding.  Such notice shall include a reference to the conversion rights set forth in this paragraph.

7.           Rank.     The Junior Preferred Stock, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks junior to the Junior Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, are collectively referred to herein as the “JPS Junior Securities”), (ii) rank on a parity with the Common Stock (except to the extent set forth herein), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Junior Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “JPS Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks senior to the Junior Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “JPS Senior Securities”). The respective definitions of JPS Junior Securities, JPS Parity Securities and JPS Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the JPS Junior Securities, JPS Parity Securities or JPS Senior Securities, as the case may be. At the date of the initial issuance of the Junior Preferred Stock (i) shares of the Series A Cumulative Convertible Preferred Stock of the Corporation, the Series B Cumulative Convertible Preferred Stock of the Corporation, the Series C Preferred Stock of the Corporation and the Series D Preferred Stock shall be the only JPS Senior Securities issued and outstanding and (ii) shares of the Common Stock shall be the only JPS Parity Securities issued and outstanding.

8.           Notices. All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to any holder of Junior Preferred at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier and (c) when received if delivered otherwise.

9.           Amendment and Waiver.  No amendment or waiver of any provision of the  Certificate of Incorporation (including this Certificate of Designations) which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely shall be effective without the affirmative vote or consent of the holders of at least two-thirds of the Junior Preferred Stock, either in writing or by resolution adopted at an annual or special meeting.

B.           SERIES C PREFERRED STOCK

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes the creation of one (1) share of Series C Preferred Stock of the Corporation, par value $0.01, and hereby fixes the designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such share, in addition to those set forth in the Certificate of Incorporation, as follows:

1.           Designation and Amount; Ownership.  This series of Preferred Stock shall be designated as “Series C Preferred Stock” (the “Series C Preferred Stock”) and the number of shares constituting such series shall be one (1).   Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series C Preferred Stock then outstanding.  Series C Preferred Stock may only be issued to and beneficially owned by EchoStar Corporation or an affiliate thereof (the “Series C Holder”).  For purposes of this Section B, the term “affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the term “beneficial ownership” shall have the meaning given such term as in Rule13d-3 of the Securities Exchange Act of 1934, as amended.

2.           Voting Rights.

(a)           Defined Terms.

For purposes of this Section 2:

(i)           “Fundamental Corporate Transaction Approval Right” means, that without first obtaining the affirmative vote or consent of the Series C Holder, either in writing or by resolution adopted at an annual or special meeting, and otherwise in accordance with the provisions hereof, the Corporation shall not:

(A)           sell or permit to be sold 10% or more of the assets of the Corporation or any subsidiary of the Corporation other than the equity interests of SkyTerra Communications, Inc.;

(B)           consummate or permit to be consummated any merger, consolidation, recapitalization, liquidation, or dissolution of the Corporation or any subsidiary of the Corporation;

(C)           amend or permit the amendment of the certificate of incorporation, by-laws, or other organizational documents of the Corporation or any subsidiary of the Corporation;

(D)           redeem or repurchase any equity securities of the Corporation, except for the redemption of any shares of Series A Cumulative Convertible Preferred Stock and the Series B Cumulative Convertible Preferred Stock or pursuant to any compensatory plan or arrangement, in each case solely in accordance with the terms thereof;

(E)            make any material change in the line of business of the Corporation;

(F)            acquire any asset or assets in one or more transactions with a value in excess of $5,000,000;

(G)           make any capital expenditure in excess of $5,000,000 not contemplated by the annual budget of the Corporation which budget was approved by the Board of Directors;

(H)           appoint or permit to be appointed any new officers, executives or other key employees of the Corporation; or

(I)            increase the size of the Board of Directors above eight (8), except for any increase resulting from the election of additional directors by Series A Cumulative Convertible Preferred Stock and the Series B Cumulative Convertible Preferred Stock in accordance with the terms thereof (the foregoing subsections (A)-(I) shall be referred to in this Section 2 as “Fundamental Corporate Transactions”).

(ii)           “Minimum Ownership Threshold” means (A) for purposes of Multiple Director Nomination Right, the beneficial ownership of at least ten percent (10%) of the then outstanding Common Stock, (B) for purposes of a Fundamental Corporate Transaction Approval Right, the beneficial ownership of at least ten percent (10%) of the then outstanding Common Stock, and (C) for purposes of a Single Director Nomination Right, the beneficial ownership of at least five percent (5%) of the then outstanding Common Stock, in each case on a fully diluted basis.

(iii)           “Multiple Director Nomination Right” means the exclusive right of the Series C Holder to nominate two (2) directors to the Board of Directors in accordance with the provisions hereof.

(iv)           “Nomination Submission Deadline” means the deadline for receipt by the Corporation of any names of candidates nominated to the Board of Directors.

(v)           “Single Director Nomination Right” means the exclusive right of the Series C Holder to nominate one (1) director to the Board of Directors in accordance with the provisions hereof.

(b)           Voting Rights.  The Series C Holder, except as otherwise required under Delaware law or as set forth in paragraphs (i), (ii) and (iii) below, shall not be entitled to or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

(i)           Nomination Rights.  Upon the issuance of the Series C Preferred Stock, and thereafter, in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected, so long as the Series C Holder meets the Minimum Ownership Threshold, the Series C Holder shall be entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, as applicable, as follows:

(A)           The Board of Directors shall set a date for the Nomination Submission Deadline in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected and shall provide written notice of such date at least thirty (30) days prior thereto to the Series C Holder (the “Nomination Deadline Notice”).  In such Nomination Deadline Notice, the Board of Directors shall inform the Series C Preferred Holder whether such Holder is entitled to exercise the Single Director Nomination Right, the Multiple Director Nomination Right, or no rights at all, dependent upon whether the Series C Holder meets the Minimum Ownership Threshold at such time.    Prior to the Nomination Submission Deadline, the Series C Holder shall submit in writing the names of the individual or individuals, as applicable, to the Board of Directors for inclusion in any ballot or other materials to be provided to the stockholders of the Corporation in connection with such annual or special meeting of the stockholders.

(B)           In connection with any election at which the Series C Holder is entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, the Board of Directors agrees that it shall nominate no greater than that number of directors for election to the Board of Directors which is equal to the aggregate number of positions on the Board of Directors up for election at such time less the sum of the number of directors the Series C Holder is entitled to nominate pursuant to the provisions of this Section 2 at such time and the number of directors that any holder of Series C Parity Securities (defined below) is entitled to nominate at such time, if any.  To the extent that if at such time any Series C Senior Securities (defined below) are entitled to nominate and elect any members of the Board of Directors, such elected members shall be in addition to the directors so nominated by the Series C Holder, any Series C Parity Securities and/or the Board of Directors, and shall result in an increase of the size of the Board of Directors.

(ii)           Fundamental Corporate Transaction.  Upon the issuance of the Series C Stock, and thereafter, so long as the Series C Holder meets the Minimum Ownership Threshold, the Series C Holder shall be entitled to exercise the Fundamental Corporate Transaction Approval Right, as follows:

(A)           The Corporation must provide to the Series C Holder written notice of any proposed Fundamental Corporate Transaction at least five (5) days prior to the consummation of the Fundamental Corporate Transaction.  In such notice, the Corporation shall state whether the Series C Holder meets the Minimum Ownership Threshold to exercise the Fundamental Corporate Transaction Approval Right, and provide the material terms of the Fundamental Corporate Transaction, including, without limitation, the consideration to be paid to the Corporation and/or any monetary obligation the Corporation will incur in connection with such Fundamental Corporate Transaction.  The Series C Holder may reasonably request that additional information be provided by the Corporation, if the Series C Holder determines that such information is necessary to make a prudent decision in exercising its Fundamental Corporate Transaction Approval Right.  The Series C Holder may withhold its consent to or affirmative vote in favor of any Fundamental Corporate Transaction, in its sole discretion.

(iii)           Approval of New Classes of Securities.

(A)           Hereafter, so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Series C Parity Securities (as defined below) without the prior consent or affirmative vote of the Series C Holder, either in writing or by resolution adopted at an annual or special meeting.

(B)           Hereafter, so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Series C Senior Securities (as defined below) without the prior consent or affirmative vote of the Series C Holder, either in writing or by resolution adopted at an annual or special meeting.

3.           Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, no distribution shall be made (a) to the holders of any shares of capital stock of the Corporation ranking junior (with respect to rights upon liquidation, dissolution or winding up) to the Series C Preferred Stock, unless the Series C Holder shall have received $1000 per share, or (b) to the holders of shares of capital stock of the Corporation ranking on a parity (with respect to rights upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except for distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

4.           Rank.  Series C Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, rank (i) senior and prior (to the extent set forth herein) to the Common Stock, the Junior Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks junior to the Series C Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Series C Junior Securities”), (ii) rank on a parity with the Series D Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series C Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Series C Parity Securities”), provided that any such Series C Parity Securities that were not approved by the Series C Holder in accordance with Section B(2)(b)(iii)(A) hereof shall be deemed to be Series C Junior Securities and not Series C Parity Securities, and (iii) rank junior to the Series A Cumulative Convertible Preferred Stock, the Series B Cumulative Convertible Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks senior to the Series C Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Series C Senior Securities”), provided that any such Series C Senior Securities that were not approved by the Series C Holder in accordance with Section B(2)(b)(iii)(B) hereof shall be deemed to be Series C Junior Securities and not Series C Senior Securities. The respective definitions of Series C Junior Securities, the Series C Parity Securities and the Series C Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Series C Junior Securities, the Series C Parity Securities or the Series C Senior Securities, as the case may be. At the date of the initial issuance of the Series C Preferred Stock (i) shares of Series A Cumulative Convertible Preferred Stock and the Series B Cumulative Convertible Preferred Stock shall be the only Series C Senior Securities issued and outstanding, (ii) shares of Series D Preferred Stock shall be the only Series D Parity Securities issued and outstanding, and (iii) shares of Common Stock and Junior Preferred Stock shall be the only Series C Junior Securities issued and outstanding.

5.           Notices. All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to the Series C Holder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier and (c) when received if delivered otherwise.

6.           Conversion.  The Series C Preferred Stock is not convertible into any other class of capital stock of the Corporation.

7.           Transfers.  The Series C Holder may not effect any offer, sale, pledge, transfer, or other disposition or distribution (collectively a "Transfer"), or enter into any agreement with respect to any Transfer, or grant any proxy with respect to, and the Series C Preferred Stock or any beneficial or other interest therein to any person or entity other than an Affiliate of the Series C Holder.  Any purported Transfer to any person or entity other than the Series C Holder shall be void ab initio, and the voting rights set forth in Section 2 hereof may only be exercised by the Series C Holder only so long as the Series C Preferred Stock is beneficially owned by EchoStar Corporation or an affiliate thereof.  The certificate representing the share of Series C Preferred Stock shall bear the following legend:

THE SHARE OF SERIES C PREFERRED STOCK OF TERRESTAR CORPORATION REPRESENTED BY THIS CERTIFICATE MAY ONLY BE ISSUED TO AND BENEFICIALLY OWNED BY ECHOSTAR CORPORATION OR AN AFFILIATE THEREOF, AND ANY PURPORTED TRANSFER TO ANY OTHER PERSON OR ENTITY IS NULL AND VOID.

8.           Amendment and Waiver.  No amendment or waiver of any provision of the  Certificate of Incorporation (including this Certificate of Designations) which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely shall be effective without the prior consent or affirmative vote of the Series C Holder, either in writing or by resolution adopted at an annual or special meeting.

C.           SERIES D PREFERRED STOCK

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes the creation of one (1) shares of Series D Preferred Stock of the Corporation, par value $0.01and hereby fixes the designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such share, in addition to those set forth in the Certificate of Incorporation, as follows:

1.           Designation and Amount.  This series of Preferred Stock shall be designated as “Series D Preferred Stock” (the “Series D Preferred Stock”) and the number of shares constituting such series shall be one (1).   Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series D Preferred Stock then outstanding.  Series D Preferred Stock may only be issued to and beneficially owned by Harbinger Capital Partners Master Fund I, Ltd. or an affiliate thereof (the “Series D Holder”).    For purposes of this Section C, the term “affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the term “beneficial ownership” shall have the meaning given such term as in Rule13d-3 of the Securities Exchange Act of 1934, as amended.

2.           Voting Rights.

(a)           Defined Terms.

For purposes of this Section 2:

(i)           “Fundamental Corporate Transaction Approval Right” means, that without first obtaining the affirmative vote or consent of the Series D Holder, either in writing or by resolution adopted at an annual or special meeting, and otherwise in accordance with the provisions hereof, the Corporation shall not:

(A)           sell or permit to be sold 10% or more of the assets of the Corporation or any subsidiary of the Corporation other than the equity interests of SkyTerra Communications, Inc.;

(B)           consummate or permit to be consummated any merger, consolidation, recapitalization, liquidation, or dissolution of the Corporation or any subsidiary of the Corporation;

(C)           amend or permit the amendment of the certificate of incorporation, by-laws, or other organizational documents of the Corporation or any subsidiary of the Corporation;

(D)           redeem or repurchase any equity securities of the Corporation, except for the redemption of any shares of Series A Cumulative Convertible Preferred Stock and the Series B Cumulative Convertible Preferred Stock or pursuant to any compensatory plan or arrangement, in each case solely in accordance with the terms thereof;

(E)           make any material change in the line of business of the Corporation;

(F)           acquire any asset or assets in one or more transactions with a value in excess of $5,000,000;

(G)           make any capital expenditure in excess of $5,000,000 not contemplated by the annual budget of the Corporation which budget was approved by the Board of Directors;

(H)           appoint or permit to be appointed any new officers, executives or other key employees of the Corporation; or

(I)            increase the size of the Board of Directors above eight (8), except for any increase resulting from the election of additional directors by Series A Cumulative Convertible Preferred Stock and the Series B Cumulative Convertible Preferred Stock in accordance with the terms thereof (the foregoing subsections (A)-(I) shall be referred to in this Section 2 as “Fundamental Corporate Transactions”).

(ii)           “Minimum Ownership Threshold” means (A) for purposes of a Multiple Director Nomination Right, the beneficial ownership of at least ten percent (10%) of the then outstanding Common Stock, (B) for purposes of Fundamental Corporate Transaction Approval Right, the beneficial ownership of at least ten percent (10%) of the then outstanding Common Stock, and (C) for purposes of a Single Director Nomination Right, the beneficial ownership of at least five percent (5%) of the then outstanding Common Stock, in each case on a fully diluted basis.

(iii)           “Multiple Director Nomination Right” means the exclusive right of the Series D Holder to nominate two (2) directors to the Board of Directors in accordance with the provisions hereof.

(iv)           “Nomination Submission Deadline” means the deadline for receipt by the Corporation of any names of candidates nominated to the Board of Directors.

(v)           “Single Director Nomination Right” means the exclusive right of the Series D Holder to nominate one (1) director to the Board of Directors in accordance with the provisions hereof.

(b)           Voting Rights.  The Series D Holder, except as otherwise required under Delaware law or as set forth in paragraphs (i), (ii) and (iii) below, shall not be entitled to or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

(i)           Nomination Rights.  Upon the issuance of the Series D Preferred Stock, and thereafter, in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected, so long as the Series D Holder meets the Minimum Ownership Threshold, the Series D Holder shall be entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, as applicable, as follows:

(A)           The Board of Directors shall set a date for the Nomination Submission Deadline in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected and shall provide written notice of such date at least thirty (30) days prior thereto to the Series D Holder (the “Nomination Deadline Notice”).  In such Nomination Deadline Notice, the Board of Directors shall inform the Series D Preferred Holder whether such Holder is entitled to exercise the Single Director Nomination Right, the Multiple Director Nomination Right, or no rights at all, dependent upon whether the Series D Holder meets the Minimum Ownership Threshold at such time.    Prior to the Nomination Submission Deadline, the Series D Holder shall submit in writing the names of the individual or individuals, as applicable, to the Board of Directors for inclusion in any ballot or other materials to be provided to the stockholders of the Corporation in connection with such annual or special meeting of the stockholders.

(B)           In connection with any election at which the Series D Holder is entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, the Board of Directors agrees that it shall nominate no greater than that number of directors for election to the Board of Directors which is equal to the aggregate number of positions on the Board of Directors up for election at such time less the sum of the number of directors the Series D Holder is entitled to nominate pursuant to the provisions of this Section 2 at such time and the number of directors that any holder of Series D Parity Securities (defined below) is entitled to nominate at such time, if any.  To the extent that if at such time any Series D Senior Securities (defined below) are entitled to nominate and elect any members of the Board of Directors, such elected members shall be in addition to the directors so nominated by the Series D Holder, any Series D Parity Securities and/or the Board of Directors, and shall result in an increase of the size of the Board of Directors.

(ii)           Fundamental Corporate Transaction.  Upon the issuance of the Series D Stock, and thereafter, so long as the Series D Holder meets the Minimum Ownership Threshold, the Series D Holder shall be entitled to exercise the Fundamental Corporate Transaction Approval Right, as follows:

(A)           The Corporation must provide to the Series D Holder written notice of any proposed Fundamental Corporate Transaction at least five (5) days prior to the consummation of the Fundamental Corporate Transaction.  In such notice, the Corporation shall state whether the Series D Holder meets the Minimum Ownership Threshold to exercise the Fundamental Corporate Transaction Approval Right, and provide the material terms of the Fundamental Corporate Transaction, including, without limitation, the consideration to be paid to the Corporation and/or any monetary obligation the Corporation will incur in connection with such Fundamental Corporate Transaction.  The Series D Holder may reasonably request that additional information be provided by the Corporation, if the Series D Holder determines that such information is necessary to make a prudent decision in exercising its Fundamental Corporate Transaction Approval Right.  The Series D Holder may withhold its consent to or affirmative vote in favor of any Fundamental Corporate Transaction, in its sole discretion.

(iii)           Approval of New Classes of Securities.

(A)           Hereafter, so long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Series D Parity Securities (as defined below) without the prior consent or affirmative vote of the Series D Holder, either in writing or by resolution adopted at an annual or special meeting.

(B)           Hereafter, so long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Series D Senior Securities (as defined below) without the prior consent or affirmative vote of the Series D Holder, either in writing or by resolution adopted at an annual or special meeting.

3.           Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, no distribution shall be made (a) to the holders of any shares of capital stock of the Corporation ranking junior (with respect to rights upon liquidation, dissolution or winding up) to the Series D Preferred Stock, unless the Series D Holder shall have received $1000 per share, or (b) to the holders of shares of capital stock of the Corporation ranking on a parity (with respect to rights upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except for distributions made ratably on the Series D Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

4.           Rank.    Series D Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, rank (i) senior and prior (to the extent set forth herein) to the Common Stock, the Junior Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks junior to the Series D Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Series D Junior Securities”), (ii) rank on a parity with the Series C Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series D Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Series D Parity Securities”), provided that any such Series D Parity Securities that were not approved by the Series D Holder in accordance with Section C(2)(b)(iii)(A) hereof shall be deemed to be Series D Junior Securities and not Series D Parity Securities, and (iii) rank junior to the Series A Cumulative Convertible Preferred Stock, the Series B Cumulative Convertible Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks senior to the Series D Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Series D Senior Securities”), provided that any such Series D Senior Securities that were not approved by the Series D Holder in accordance with Section C(2)(b)(iii)(B) hereof shall be deemed to be Series D Junior Securities and not Series D Senior Securities. The respective definitions of Series D Junior Securities, the Series D Parity Securities and the Series D Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Series D Junior Securities, the Series D Parity Securities or the Series D Senior Securities, as the case may be. At the date of the initial issuance of the Series D Preferred Stock (i) shares of Series A Cumulative Convertible Preferred Stock and the Series B Cumulative Convertible Preferred Stock shall be the only Series D Senior Securities issued and outstanding, (ii) shares of Series C Preferred Stock shall be the only Series D Parity Securities issued and outstanding, and (iii) shares of Common Stock and Junior Preferred Stock shall be the only Series D Junior Securities issued and outstanding.

5.           Notices. All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to the Series D Holder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier and (c) when received if delivered otherwise.

6.           Conversion.  The Series D Preferred Stock is not convertible into any other class of capital stock of the Corporation.

7.           Transfers.  The Series D Holder may not effect any offer, sale, pledge, transfer, or other disposition or distribution (collectively a "Transfer"), or enter into any agreement with respect to any Transfer, or grant any proxy with respect to, and the Series D Preferred Stock or any beneficial or other interest therein to any person or entity other than an Affiliate of the Series D Holder.  Any purported Transfer to any person or entity other than the Series D Holder shall be void ab initio, and the voting rights set forth in Section 2 hereof may only be exercised by the Series D Holder only so long as the Series D Preferred Stock is beneficially owned by Harbinger Capital Partners Master Fund I, Ltd. or an affiliate thereof.  The certificate representing the share of Series D Preferred Stock shall bear the following legend:

THE SHARE OF SERIES D PREFERRED STOCK OF TERRESTAR CORPORATION REPRESENTED BY THIS CERTIFICATE MAY ONLY BE ISSUED TO AND BENEFICIALLY OWNED BY HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD. OR AN AFFILIATE THEREOF, AND ANY PURPORTED TRANSFER TO ANY OTHER PERSON OR ENTITY IS NULL AND VOID.

8.           Amendment and Waiver.  No amendment or waiver of any provision of the  Certificate of Incorporation (including this Certificate of Designations) which would materially alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely shall be effective without the prior consent or affirmative vote of the Series D Holder, either in writing or by resolution adopted at an annual or special meeting.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Designations as of 7th day of February, 2008.

By: /s/ Robert H. Brumley
Name: Robert H. Brumley
Title: President and Chief Executive Officer